UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

PETER KIEWIT SONS’, INC.
(Name of Registrant as Specified in its Charter)

Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

[PETER KIEWIT SONS’, INC. LETTERHEAD]

May 13, 2004

Dear PKS Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Peter Kiewit Sons’, Inc. (the “Company”) to be held at 7:45 a.m. on Monday, June 14, 2004, at Kiewit Plaza, Omaha, Nebraska 68131.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. The Company’s 2003 Annual Report on Form 10-K is also enclosed for your review and information.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Therefore, whether or not you plan on attending the Annual Meeting, please sign, date and return your Proxy in the enclosed envelope as soon as possible. The execution and delivery of a Proxy will not prevent you from voting your shares in person if you subsequently choose to attend the Annual Meeting.

Sincerely,

/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

PETER KIEWIT SONS’, INC.
Kiewit Plaza
Omaha, Nebraska 68131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Monday, June 14, 2004

To the Stockholders of Peter Kiewit Sons’, Inc.:

The Annual Meeting of Stockholders (“Annual Meeting”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”), will be held at Kiewit Plaza, Omaha, Nebraska 68131 at 7:45 a.m. on Monday, June 14, 2004 for the following purposes:

1. To approve the Company’s 2004 Bonus Plan (the “Bonus Plan Proposal”);

2.

To approve amendments to the Company’s Restated Certificate of Incorporation (“Certificate”) to: (i) reflect changes in certain accounting terminology; (ii) address potential impacts of new and contemplated accounting pronouncements on “Common Share Price”; (iii) clarify the effect of restatements to the Company’s audited financial statements on “Common Share Price”; and (iv) revise the time period in which a “Qualified Financial Institution” must resell shares of the Company’s common stock back to the Company after notice from the Company (collectively, the “Certificate Amendment”);

3. To elect fourteen (14) directors to hold office as specified in the attached Proxy Statement; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 30, 2004 (the “Record Date”) as the record date for the determination of the holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. No business other than the Bonus Plan Proposal, the Certificate Amendment and the election of directors is expected to be considered at the Annual Meeting or at any adjournment or postponement thereof. This Notice, the Proxy Statement and the accompanying form of Proxy are first being mailed to Stockholders on or about May 13, 2004.

The matters to be considered at the Annual Meeting are more fully described in the accompanying Proxy Statement.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, HOWEVER, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.

By Order of the Board of Directors

/s/ Kenneth E. Stinson
Kenneth E. Stinson
Chairman of the Board

May 13, 2004

PETER KIEWIT SONS’, INC.
Kiewit Plaza
Omaha, Nebraska 68131

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held Monday, June 14, 2004

THE MEETING; VOTING AND SOLICITATION

Date, Time and Place of the Annual Meeting

The annual meeting (“Annual Meeting”) of the holders (the “Stockholders”) of the $0.01 par value common stock (“Common Stock”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 14, 2004, at 7:45 a.m. local time, at Kiewit Plaza, Omaha, Nebraska 68131.

Purpose of the Annual Meeting

This Proxy Statement (“Proxy Statement”) is being furnished to Stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting, or any adjournment or postponement thereof, for the purpose of considering the following matters: (a) the approval of the Company’s 2004 Bonus Plan (the “Bonus Plan Proposal”); (b) the approval of amendments to the Company’s Restated Certificate of Incorporation (“Certificate”) to reflect changes in certain accounting terminology, to address potential impacts of new and contemplated accounting pronouncements on “Common Share Price”, to clarify the effect of restatements to the Company’s audited financial statements on “Common Share Price”, and to revise the time period in which a “Qualified Financial Institution” must resell shares of Common Stock back to the Company after notice from the Company (collectively, the “Certificate Amendment”); (c) to elect fourteen (14) directors to hold office as specified herein; and (d) to transact such other business as may properly come before the Annual Meeting.

Date of Provision of Proxy Statement

This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy are first being mailed to Stockholders on or about May 13, 2004.

Annual Meeting Record Date

As of April 30, 2004, the record date for the determination of persons entitled to vote at the Annual Meeting (the “Record Date”), there were 29,848,351 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon by the Stockholders at the Annual Meeting.

Appraisal Rights

Stockholders will not be entitled to appraisal rights as a result of the matters proposed to be considered at the Annual Meeting.

Voting

The Certificate provides the Stockholders with the option of cumulative voting in any election of directors. A proxy form which provides for cumulative voting will be provided promptly to any Stockholder upon request, by writing the Stock Registrar at Kiewit Plaza, Omaha, Nebraska 68131, or by calling him at (402) 342-2052. Under the cumulative voting method, the number of a Stockholder’s shares of Common Stock is first multiplied by the number of directors to be elected. The resulting number of votes may then be voted for a single nominee or distributed among some or all of the nominees. After the voting is closed, the nominees are ranked in order by the number of votes received. The highest ranking nominees are then elected until the number of open directorships is filled.

The approval of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required to elect the nominees as directors, unless cumulative voting is required. The approval of the Bonus Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. The approval of the Certificate Amendment requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of Common Stock.

Stockholders can vote on matters presented at the Annual Meeting by either voting in person or by signing, dating and returning the enclosed proxy. In the election of directors, the enclosed proxy may be marked for the election of all, some or none of the nominees for director. With respect to the Bonus Plan Proposal and the Certificate Amendment, the enclosed proxy may be marked for or against any such proposals, or the Stockholder may abstain from voting on any of such proposals.

As of the Record Date, there were 29,848,351 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is required to constitute a quorum at the Annual Meeting. Under applicable Delaware law, abstentions and “non-votes” (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and “non-votes” will have the effect of votes against the Bonus Plan Proposal and the Certificate Amendment. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

Proxies

All shares of Common Stock represented by properly executed proxies, which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR approval of the Bonus Plan Proposal, FOR approval of the Certificate Amendment, FOR the Board’s nominees for director, and in accordance with the proxy-holders’ best judgment as to any other business raised at the Annual Meeting.

Any Stockholder who delivers a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written statement revoking the proxy, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting.

Solicitation Costs

The Company will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain directors, officers and other employees of the Company, not specially employed for the purpose, by personal interview, telephone, telegram or e-mail. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

DIRECTOR NOMINEES

The Board has determined that fourteen (14) directors are to be elected to the Board at the Annual Meeting. All the nominees are current directors of the Company, except Messrs. Cassels, Hansen and Phelps. Messrs. Cassels, Hansen and Phelps were recommended for nomination to the Board by the Chief Executive Officer and Chief Operating Officer of the Company. Each nominee has agreed to serve as a director, if elected. Directors will be elected to serve until the next annual election and until their successors are duly elected and qualified. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the proxy will vote for that nominee, if any, in their discretion as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy. Information as to each nominee for director is set forth below.

Name	Business Experience	Age

Mogens C. Bay	Mr. Bay has been a director of the Company since March 1999. Mr. Bay has been Chairman of Valmont Industries, Inc. since January 1997 and President and Chief Executive Officer of Valmont Industries, Inc. since August 1993. Mr. Bay is currently also a director of Valmont Industries, Inc., ConAgra Foods, Inc. and Level 3 Communications, Inc. Mr. Bay is a member of the Compensation Committee and the Audit Committee of the Company and is the Chairman of the Executive Compensation Subcommittee of the Compensation Committee of the Company.	55

Richard W. Colf	Mr. Colf has been a director of the Company since August 1997. Mr. Colf has been an Executive Vice President of the Company since July 1998. Mr. Colf is a member of the Executive Committee of the Company.	60

Scott L. Cassels

Mr. Cassels has been a Senior Vice President of Kiewit Construction Company, a subsidiary of the Company since June 2002. Mr. Cassels has been President of Gilbert Industrial Corporation, a subsidiary of the Company, since June 2002. Mr. Cassels was President of Gilbert Southern Corp., a subsidiary of the Company, from August 1994 to June 2002. Mr. Cassels was President of Gilbert Central Corp., a subsidiary of the Company, from June 2002 to June 2003.

		46

Richard Geary	Mr. Geary has been a director of the Company since August 1997. Mr. Geary was an Executive Vice President of the Company from August 1997 to July 1998. Mr. Geary is currently also a director of Standard Insurance Company, Stancorp Financial Group, Friends of the Children-Portland and is a trustee of the Oregon Health Sciences University Foundation.	69

Bruce E. Grewcock	Mr. Grewcock has been a director of the Company since August 1997. Mr. Grewcock has been President and Chief Operating Officer of the Company since December 2000 and was an Executive Vice President of the Company from August 1997 to December 2000. Mr. Grewcock is a member of the Executive Committee of the Company.	50

William L. Grewcock	Mr. Grewcock has been a director of the Company since August 1997. Mr. Grewcock was Vice Chairman of Level 3 Communications, Inc. for more than five years prior to April 1998. Mr. Grewcock is a member of the Compensation Committee of the Company.	78

Steven Hansen	Mr. Hansen has been a Senior Vice President of Kiewit Construction Company, a subsidiary of the Company, since June 1999. Mr. Hansen has been a Senior Vice President of Kiewit Pacific Co., a subsidiary of the Company, since June 1998 and was a Vice President of Kiewit Pacific Co. from August 1994 to June 1998.	58

Allan K. Kirkwood	Mr. Kirkwood has been a director of the Company since August 1997. Mr. Kirkwood has been an Executive Vice President of the Company since July 1998. Mr. Kirkwood is a member of the Executive Committee of the Company.	60

Michael R. McCarthy

Mr. McCarthy has been a director of the Company since June 2001.  Mr. McCarthy has been Chairman of McCarthy Group, Inc. for more than the last five years.  Mr. McCarthy is currently also a director of McCarthy Group, Inc., HDR, Inc., Election Systems & Software, Inc., Streck Laboratories, Inc., Amerisphere Multifamily Finance, L.L.C., Adesta Communications, Cabela’s Incorporated and World’s Foremost Bank.   Mr. McCarthy is a member of the Compensation Committee and the Executive Compensation Subcommittee of the Compensation Committee of the Company and is the Chairman of the Audit Committee of the Company.

		52

Douglas E. Patterson	Mr. Patterson has been a director of the Company since June 2001. Mr. Patterson has been an Executive Vice President of the Company since November 2001. Mr. Patterson was President of Gilbert Central Corp., Gilbert Industrial Corporation, and Kiewit Engineering Co., all subsidiaries of the Company, from June 1999 to June 2001. Mr. Patterson was a Senior Vice President of Kiewit Construction Company, a subsidiary of the Company, from July 1996 to June 1999. Mr. Patterson is a member of the Executive Committee of the Company.	53

R. Michael Phelps	Mr. Phelps has been a Senior Vice President of Kiewit Pacific Co., a subsidiary of the Company, since June 1999 and was a Vice President of Kiewit Pacific Co. from October 1995 to June 1999. Mr. Phelps has been a Senior Vice President of Kiewit Western Co., a subsidiary of the Company, since July 1999.	51

Walter Scott, Jr.	Mr. Scott has been a director and Chairman Emeritus of the Company since August 1997. Mr. Scott has been the Chairman of the Board of Level 3 Communications, Inc. for more than the last five years. Mr. Scott is currently also a director of Berkshire Hathaway Inc., Burlington Resources Inc., MidAmerican Energy Holdings Company, Commonwealth Telephone Enterprises, Inc., RCN Corporation, Valmont Industries, Inc. and Level 3 Communications, Inc. Mr. Scott is the Chairman of the Compensation Committee of the Company.	72

Kenneth E. Stinson	Mr. Stinson has been a director and Chairman of the Board of the Company since August 1997. Mr. Stinson has been Chief Executive Officer of the Company since March 1998 and was President of the Company from August 1997 until December 2000. Mr. Stinson is currently also a director of ConAgra Foods, Inc. and Valmont Industries, Inc. Mr. Stinson is the Chairman of the Executive Committee of the Company.	61

George B. Toll, Jr.	Mr. Toll has been a director of the Company since August 1997. Mr. Toll was an Executive Vice President of the Company from August 1997 to June 1999.	67

The Board unanimously recommends a vote FOR the nominees identified above.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Board of Directors

In 2003, the Board had 6 formal meetings and acted by written consent in lieu of a meeting on 6 occasions. In 2003, no director attended less than 75% of the aggregate of the total number of meetings of the Board and the committees of which he was a member. The Company does not have a formal policy regarding attendance by members of the Board at annual Stockholder meetings.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a separate nominating committee, nor does the Company have a separate charter for a nominating committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to: (a) the Company’s financial reporting process, (b) the audit process, (c) the independent public accountant’s qualifications and independence, and (d) the process for monitoring compliance by the Company with applicable laws and regulations, including those promulgated by the United States Securities and Exchange Commission ("SEC"). The current Audit Committee members are Messrs. Bay and McCarthy (Chairman). Both Messrs. Bay and McCarthy are considered to be "independent" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. In addition, both Messrs. Bay and McCarthy have been determined by the Board to be “financial experts” as defined by Item 401(h)(2) of Regulation S-K. The Audit Committee had 8 formal meetings in 2003.

The Compensation Committee determines the compensation, securities ownership, and benefits of the Company’s executive officers. The current Compensation Committee members are Messrs. Scott (Chairman), Bay, William Grewcock and McCarthy. The Compensation Committee had 1 formal meeting in 2003.

The Compensation Committee has an Executive Compensation Subcommittee. The Executive Compensation Subcommittee: (a) reviews and approves or disapproves all compensation of whatever nature to be paid to the Chief Executive Officer of the Company and the Company’s next four highest paid executive officers (the “Named Executive Officers”); (b) establishes and administers performance goals pursuant to the Company’s executive bonus plans, if any, adopted pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (c) approves or disapproves, on behalf of the Board, the creation of any new bonus plans for the executive officers of the Company pursuant to Section 162(m) of the Code. The current Executive Compensation Subcommittee members are Messrs. Bay (Chairman) and McCarthy. The Executive Compensation Subcommittee had 4 formal meetings in 2003.

The Executive Committee exercises, to the maximum extent permitted by law, all powers of the Board between Board meetings, except those functions assigned to specific committees. The current Executive Committee members are Messrs. Stinson (Chairman), Colf, Bruce Grewcock, Kirkwood and Patterson. The Executive Committee had 9 formal meetings and acted by written consent in lieu of a meeting on 5 occasions in 2003.

Director Nominations

As noted above, the Company does not have a nominating committee. Rather, the Certificate provides the incumbent directors with the authority to nominate a slate of directors for election at the Annual Meeting. On April 30, 2004, the incumbent directors, the majority of which are not “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, nominated the slate listed on pages 3-4 of this Proxy Statement.

The Company is not a “listed issuer” and is thus not required to have a nominating committee. Further, the Board does not believe that a formal nominating committee is necessary, since there have historically been few vacancies on the Board and the majority of directors have been employees of the Company or its subsidiaries who are well known to members of the Board. Nominees to fill vacancies have been identified through discussions between the Chairman and the members of the Executive Committee, with input from other Board members as needed.

The Company has not received director candidate recommendations from its Stockholders and does not have a formal policy regarding consideration of such recommendations. However, any recommendations received from Stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Company does not intend to treat Stockholder recommendations in any manner different from other recommendations. The procedures for suggesting a potential nominee for director are described under the caption “Stockholder Proposals” later in this Proxy Statement. There have been no material changes to the procedures by which Stockholders may recommend nominees to the Board from the nomination procedures described in the Company’s Definitive Proxy Statement for its 2003 Annual Meeting.

Although the Board has not adopted a policy with respect to minimum qualifications for Board members, substantial relevant business and industry experience would generally be considered important qualifying criteria. In addition, under the terms of the Certificate, no more than three (3) directors may be “non-inside directors” and the balance must be “inside directors”. “Inside directors” are defined to include: (a) directors who currently are Stockholders and officers of the Company and who were continuously employed by the Company or one of its subsidiaries for at least six (6) years before becoming a director; or (b) directors who previously met the qualifications specified in (a) for at least an eight (8) year period.

Historically, the Company has not engaged third parties to assist in identifying and evaluating potential nominees, but would consider doing so in those situations where particular qualifications are required to fill a vacancy and the Board’s contacts are not sufficient to identify an appropriate candidate.

Compensation of Directors

Directors who are employees of the Company or its subsidiaries do not receive directors’ fees. Non-employee directors are paid annual directors’ fees of $30,000. Non-employee directors are also paid $1,500 for attending each meeting of the Board and each meeting of a committee of the Board. Non-employee directors are also paid $1,500 for attending the Company’s annual operations meeting or any other meeting at which such director attended in his capacity as a director at the request of the Company. The Chairman of the Audit Committee is paid an annual fee of $10,000 and non-employee directors who serve as chairman of any other committee of the Board are paid an annual fee of $5,000 for serving as chairman of any such committee.

Certain Relationships and Related Transactions

Walter Scott, Jr., a director of the Company, is the Chairman of the Board of Level 3 Communications, Inc. and holder of in excess of 5% of the issued and outstanding shares of common stock of Level 3 Communications, Inc.  Mogens C. Bay a director of the Company, is a director of Level 3 Communications, Inc.

Level 3 Communications, Inc. and Kiewit Engineering Co., a subsidiary of the Company, are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Level 3 Communications, Inc. with aircraft maintenance, operations and related services. During 2003, Level 3 Communications, Inc. reimbursed Kiewit Engineering Co. approximately $280,000 in expenses incurred in connection with the operation of Level 3 Communications, Inc.'s aircraft. Level 3 Communications, Inc. also paid Kiewit Engineering Co. a management fee of $6,000.

Level 3 Communications, Inc. and Kiewit Mining Group Inc., a subsidiary of the Company, are parties to an amended mine management agreement pursuant to which Kiewit Mining Group Inc. provides mine management and related services for Level 3 Communications, Inc.'s coal mining properties. During 2003, Level 3 Communications, Inc. paid Kiewit Mining Group Inc. approximately $5.3 million in connection with services provided pursuant to such agreement.

On March 31, 1998, the Company was spun-off from its former parent, Level 3 Communications, Inc. (the "Level 3 Transaction"). In connection with the Level 3 Transaction, the Company and Level 3 Communications, Inc. entered into various agreements intended to implement the Level 3 Transaction, including a separation agreement and a tax sharing agreement, pursuant to which the parties allocated certain liabilities associated with their respective businesses and the costs and other liabilities related to the Level 3 Transaction.

Elk Mountain Ventures, Inc., a corporation controlled by Mr. Scott, a director of the Company, and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides Elk Mountain Ventures, Inc. with aircraft maintenance, operations and related services. During 2003, Elk Mountain Ventures, Inc. reimbursed Kiewit Engineering Co. approximately $980,000 in expenses incurred in connection with the operation of Elk Mountain Ventures Inc.'s aircraft. Elk Mountain Ventures, Inc. also paid Kiewit Engineering Co. a management fee of $46,000. Kiewit Construction Company provided various construction related services to Mr. Scott during 2003. Mr. Scott paid Kiewit Construction Company approximately $300,000 in connection with those services.

MidAmerican Energy Holdings Company and Kiewit Engineering Co. are parties to various aircraft operating agreements pursuant to which Kiewit Engineering Co. provides MidAmerican Energy Holdings Company with aircraft maintenance, operations and related services.  During 2003, MidAmerican Energy Holdings Company reimbursed Kiewit Engineering Co. approximately $1.3 million in expenses incurred in connection with the operation of MidAmerican Energy Holdings Company’s aircraft.  MidAmerican Energy Holdings Company also paid Kiewit Engineering Co. a management fee of $40,000.  Mr. Scott, a director of the Company, is a director of MidAmerican Energy Holdings Company and holder of in excess of 10% of the issued and outstanding shares of common stock of MidAmerican Energy Holdings Company.

During 2003, subsidiaries of the Company purchased construction materials manufactured by Valmont Industries, Inc. and its subsidiaries. Mogens C. Bay, a director of the Company, is the Chairman, President and Chief Executive Officer of Valmont Industries, Inc.  Mr. Scott, a director of the Company, is a director of Valmont Industries, Inc. Mr. Stinson, a director and Chief Executive Officer of the Company is a director of Valmont Industries, Inc. The aggregate purchase price for such materials was approximately $65,000.

Bruce E. Grewcock, the President and Chief Operating Officer and a director of the Company, is the son of William L. Grewcock, a director of the Company.

The Company believes that the fees paid in each of the transactions described above approximate the fair market value for the services rendered. None of these transactions were on terms less favorable to the Company than if they were conducted with an unaffiliated party.

Litigation

On November 19, 2002, a suit was filed in the District Court, City and County of Broomfield, Colorado (the “Court”) for an unspecified amount of damages by Gary Haegle, derivatively on behalf of Level 3 Communications, Inc., against Walter Scott, Jr., James Q. Crowe, R. Douglas Bradbury, Charles C. Miller, III, Kevin V. O’Hara, Mogens C. Bay, William L. Grewcock, Richard Jaros, Robert E. Julian, David C. McCourt, Kenneth E. Stinson, Michael B. Yanney, Colin V. K. Williams (collectively, the “Level 3 Directors”) and the Company.  The suit alleges that the Level 3 Directors breached their fiduciary duty with respect to various transactions between Level 3 Communications, Inc. and the Company, and that the Company aided and abetted the Level 3 Directors in their alleged breach of fiduciary duty.  The suit also alleges that the Company exercised improper control over certain of the Level 3 Directors.  On January 27, 2004, the Court issued an order to stay the proceedings until June 17, 2004, pending the results of the investigation of the allegations set forth in the suit by the Special Litigation Committee of the Board of Directors of Level 3 Communications, Inc. The Company believes that the factual allegations and legal claims made against it are without merit and intends to vigorously defend them.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Bay, William Grewcock, McCarthy and Scott. Messrs. Scott and William Grewcock were formerly officers of the Company or its subsidiaries.

A corporation controlled by Mr. Scott paid Kiewit Engineering Co., for certain aircraft related expenses in 2003. MidAmerican Energy Holdings Company, a company which Mr. Scott is a director and 10% or greater shareholder of, paid Kiewit Engineering Co. for certain aircraft related expenses in 2003.  Mr. Scott also paid a subsidiary of the Company for various construction related services.  See “Certain Relationships and Related Transactions”.

During 2003, subsidiaries of the Company purchased construction materials from Valmont Industries, Inc. and its subsidiaries. See “Certain Relationships and Related Transactions”.

Mr. Stinson, the Chief Executive Officer and Chairman of the Board of the Company, is a director of Valmont Industries, Inc. Mr. Bay, a director of the Company, is the Chairman, President and Chief Executive Officer of Valmont Industries, Inc. Mr. Scott, a director of the Company, is the Chairman of the Board and holder of in excess of 5% of the issued and outstanding shares of common stock of Level 3 Communications, Inc.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board on October 31, 2003, which charter is attached to this Proxy Statement as Appendix I, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During 2003, each member of the Audit Committee discussed the interim financial information contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 with KPMG LLP, the Company’s independent public accountants, prior to filing such Quarterly Reports with the SEC.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between KPMG LLP and the Company that might bear on KPMG LLP’s independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with KPMG LLP any relationships that may impact their objectivity and independence and satisfied itself as to KPMG LLP’s independence. The Audit Committee also considered whether KPMG LLP’s provision of non-audit services, to the Company and its affiliates is compatible with KPMG LLP’s independence. The Audit Committee also discussed with management, the internal auditors and KPMG LLP, the quality and the adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both KPMG LLP and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with KPMG LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of KPMG LLP’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements of the Company, as of and for the fiscal year ended December 27, 2003, with management and KPMG LLP. Management has the responsibility for the preparation of the Company's financial statements and KPMG LLP has the responsibility for the examination of those statements.

Based upon the above-mentioned review and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 27, 2003, for filing with the SEC. The Board concurred in such recommendation. The Audit Committee also  appointed KPMG LLP as the Company’s independent public accountants for the fiscal year ended December 25, 2004.

The foregoing report has been furnished by the Audit Committee, Messrs. Bay and McCarthy (Chairman).

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has been selected as the Company’s independent public accountants for the fiscal year ended December 25, 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to Independent Public Accountants

Audit Fees. Fees  billed by the Company’s independent public accountants, KPMG LLP, for the fiscal years ended December 28, 2002 and December 27, 2003 for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements and the review of the Company’s financial statements included in the Company’s Forms 10-Q were $666,731 and $729,555 respectively.

Audit-Related Fees. Fees billed by KPMG LLP for the fiscal years ended December 28, 2002 and December 27, 2003 for assurance and related services rendered by KPMG LLP and not included in Audit Fees above were $271,703 and $140,452 respectively.  Audit-related fees are fees primarily related to the Company’s previously proposed conversion to a limited partnership.

Tax Fees. Fees billed by KPMG LLP for the fiscal years ended December 28, 2002 and December 27, 2003 for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were $221,087 and $398,619 respectively.  Tax fees are fees in respect of tax return preparation and consultation on tax matters (including the Company’s previously proposed conversion to a limited partnership and consultation on tax matters for expatriate employees), tax advice relating to transactions and other tax planning and advice.

All Other Fees. Fees billed by KPMG LLP for the fiscal years ended December 28, 2002 and December 27, 2003 for products and services provided by KPMG LLP other than as described in any of the categories above were $319,657 and $89,459 respectively.  All other fees are fees primarily in respect of services relating to government accounting practices.

Policy on Audit Committee Approval of Audit and Permissible Non-Audit Service

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, retaining, setting compensation, approving fees and overseeing the work of the independent public accountants. In recognition of this responsibility, on May 6, 2003, the Audit Committee established a policy to approve all audit and non-audit services provided by the independent public accountants.

Prior to engagement, the Audit Committee approves these services by category of service. The fees are estimated and the Audit Committee requires management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent public accountants for additional services that are permitted under the SEC auditor independence rules but are not contemplated in the original approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent public accountants.

The Audit Committee has delegated pre-approval authority for any engagement of less than $25,000 to the Company’s Chief Financial Officer (or Controller in the absence of the Chief Financial Officer). Any engagement approved by the Company’s Chief Financial Officer or Controller must be reported to the Audit Committee at its next scheduled meeting for approval. Under this policy, the Chief Financial Officer approved $2,600 relating to “all other fees”.

The Audit Committee approved 100% of the services performed by KPMG LLP relating to “audit-related fees,” “tax fees,” and “all other fees” subsequent to the May 6, 2003 policy adoption date.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows the annual compensation of the Named Executive Officers for the periods specified. The Company does not currently have plans under which options, stock appreciation rights, restricted stock awards, long-term incentive compensation, profit sharing, or pension benefits are held by the Named Executive Officers.

Annual Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)
Kenneth E. Stinson Chief Executive Officer	2003 2002 2001	808,671 768,274 736,542	4,250,000 4,000,000 3,500,000	76,321 (3) 64,487 (4) 81,361 (5)

Bruce E. Grewcock President and Chief Operating Officer	2003 2002 2001	482,100 415,000 363,000	1,500,000 600,000 550,000

Richard W. Colf Executive Vice President	2003 2002 2001	388,000 365,000 345,900	1,080,000 850,000 700,000

Allan K. Kirkwood Executive Vice President	2003 2002 2001	388,000 365,000 345,900	515,000 650,000 600,000

Douglas E. Patterson Executive Vice President	2003 2002 2001	317,400 272,400 244,000	400,000 270,000 264,000

(1) Bonuses reflect payments made in the specified year with respect to performance in the prior year.

(2)

Other Annual Compensation means perquisites and other personal benefits received by each of the Named Executive Officers, if, in the aggregate, it is in excess of the lesser of $50,000 or 10% of their combined salary and bonus. No Named Executive Officer other than Mr. Stinson received any Other Annual Compensation in excess of the reporting threshold.

(3) In 2003, taxable income in the amount of $76,321 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft.

(4) In 2002, taxable income in the amount of $64,487 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft.

(5)

In 2001, taxable income in the amount of $61,681 was imputed to Mr. Stinson with respect to the non-business use of corporate aircraft and taxable income in the amount of $19,680 was imputed with respect to an interest-free loan provided in connection with the Level 3 Transaction.

EXECUTIVE COMPENSATION SUBCOMMITTEE REPORT

The Executive Compensation Subcommittee is composed entirely of “outside” directors as defined in Section 162(m) of the Code. This Subcommittee is responsible for reviewing and approving, on an annual basis, all compensation of whatever nature to be paid to the Named Executive Officers.

The objectives of the Company’s executive compensation program are to (a) support the achievement of desired Company performance, (b) provide compensation that will attract and retain superior talent, (c) reward performance, and (d) align the executive officers’ interests with the success of the Company by placing a portion of total compensation at risk. The executive compensation program has two elements: salaries and bonuses. The program provides base salaries which are intended to be competitive with salaries provided by other comparable companies. Bonuses are the vehicle by which executive officers can earn additional compensation depending on individual, business unit, and Company performance, subject to the 1999 Bonus Plan.

In 1999, the Board adopted, and the Stockholders approved, the Peter Kiewit Sons', Inc. 1999 Bonus Plan (the "1999 Bonus Plan") which remains in effect for 2003. The Executive Compensation Subcommittee has determined that for 2003, the Performance Goals under the 1999 Bonus Plan have been met and that maximum bonus amounts have been established. The Executive Compensation Subcommittee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal, or individual's circumstances.

In recognition of Mr. Stinson’s contributions to the Company’s performance in 2003, the Executive Compensation Subcommittee has approved Mr. Stinson’s annual salary for 2004 of $800,000 and a bonus of $2,500,000, payable in 2004. A number of factors were considered in setting Mr. Stinson’s compensation. These factors included meeting the 1999 Bonus Plan Performance Goals for 2003, the Company’s overall performance, the increase in the Company's stock formula price, as well as Mr. Stinson’s personal effort and accomplishments in managing the Company and its businesses. After considering all of the factors, the Executive Compensation Subcommittee felt the approved compensation was well within a reasonable range.

The foregoing report has been furnished by the Executive Compensation Subcommittee, Messrs. Bay (Chairman) and McCarthy.

PERFORMANCE GRAPH

The Company’s Common Stock is not publicly traded. The Company’s Certificate contains a formula pursuant to which the Common Stock is valued. The graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of the Common Stock for the five-year period 1999 through 2003, with the Standard and Poors’ Composite 500 Index and the Dow Jones Heavy Construction Index - US. Pursuant to the Certificate, for all periods presented in the graph below, the Common Stock was valued at the formula value determined by the Certificate at the end of the Company's fiscal year, reduced by dividends declared subsequent to such year-end. For purposes of the graph, it has been assumed that dividends were immediately reinvested in additional shares of Common Stock, although such reinvestment was not permitted in actual practice. Although the Company’s fiscal year ended on the last Saturday in December, the Common Stock is compared against indexes which assume a fiscal year ending December 31.

On September 30, 2000, the Company distributed all of the shares of common stock of its former subsidiary, Kiewit Materials Company, it then held to Stockholders in a spin-off (the “Materials Transaction”).  In the Materials Transaction, each Stockholder received one share of common stock of Kiewit Materials Company (“Materials Stock”) for each share of Common Stock they held on the record date for the Materials Transaction.  As a result of the Materials Transaction, the Company and Kiewit Materials Company operated as two separate independent companies.  For purposes of the graph, the book value of the Materials Stock on the date of the Materials Transaction ($7.14) was deducted from the formula value of the Common Stock on January 1, 2000 to determine the return on the Common Stock for the period December 31, 1999 through December 31, 2000.

The graph assumes that the value of the investment was $100 on December 31, 1998, and that all dividends and other distributions were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMMON STOCK, THE S&P 500 INDEX AND THE DOW JONES HEAVY CONSTRUCTION INDEX - US

	1998	1999	2000	2001	2002	2003
Construction Stock	100	133	182	228	297	364
S&P 500 Index	100	121	110	97	76	97
Dow Jones Heavy Construction Index - US	100	107	126	132	111	151

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below shows information about the ownership of Common Stock as of April 30, 2004, by the Company’s directors, nominees for director, the Named Executive Officers and each person who beneficially owns more than 5 percent of the Common Stock. The table also shows the ownership of Common Stock by all of the directors and executive officers as a group as of such date.

Name	Number of Shares Beneficially Owned	Percent of Shares

Kenneth E. Stinson (1)	2,880,492(3)	9.7%
Richard W. Colf (2)	1,725,960	5.8%
Allan K. Kirkwood	1,275,604	4.3%
Bruce E. Grewcock	1,193,244(4)	4.0%
Steven Hansen	775,520	2.6%
Douglas E. Patterson	701,784	2.4%
R. Michael Phelps	454,740	1.5%
Scott L. Cassels	317,132	1.1%
Walter Scott, Jr.	100,000	*
Mogens C. Bay	11,500	*
Richard Geary	10,000	*
George B. Toll, Jr.	10,000	*
William L Grewcock	8,192	*
Michael R. McCarthy	7,500	*
Directors and Executive Officers
as a Group (23 Individuals)(5)	10,207,954	34.2%

* Less than 1%.

(1) Mr. Stinson's address is c/o Kiewit Plaza, Omaha, Nebraska 68131.

(2) Mr. Colf's address is c/o 2200 Columbia House Blvd., Vancouver, Washington 98661.

(3) Includes 2,572,704 shares of Common Stock held in trusts, for which Mr. Stinson is the trustee with sole voting and investment powers.

(4) Includes 881,678 shares of Common Stock held in trusts, for which Mr. Grewcock is the trustee with sole voting and investment powers.

(5) Includes Messrs. Cassels, Hansen and Phelps and the 1,547,392 shares of Common Stock owned by Messrs. Cassels, Hansen and Phelps.

BONUS PLAN PROPOSAL

In 1999, the Company adopted, and the Stockholders approved the 1999 Bonus Plan. The 1999 Bonus Plan was adopted to provide for the payment of compensation to the Company’s Named Executive Officers. The 1999 Bonus Plan was adopted in accordance with Section 162(m) of the Code and the applicable regulations thereunder, which generally limited the duration of the 1999 Bonus Plan to bonuses payable from 1999 through 2003.

The Company has now adopted, subject to Stockholder approval, the Peter Kiewit Sons’, Inc. 2004 Bonus Plan (the “2004 Bonus Plan”), with respect to bonuses payable from 2004 through 2008. The purpose of the 2004 Bonus Plan is to promote the interests of the Company by providing an incentive for participating executives officers of the Company who contribute to the improvement of operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.

The 2004 Bonus Plan will be administered by the Executive Compensation Subcommittee of the Compensation Committee and is intended to serve as a qualified performance-based compensation program under Section 162(m) of the Code. Under Section 162(m), the Committee must be comprised solely of two or more outside directors. Section 162(m) of the Code denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly held corporation to its Named Executive Officers. Certain compensation, including compensation based on performance goals, is excluded from this deduction limit. Among the requirements for compensation to qualify for this exception is that the material terms under which the compensation is to be paid must be disclosed to and approved by the Stockholders in a separate vote prior to the payment. Accordingly, the 2004 Bonus Plan is being submitted to the Stockholders for approval at the Annual Meeting.

The following description of the 2004 Bonus Plan is qualified in its entirety by the terms of the 2004 Bonus Plan, a copy of which is attached as Appendix II to this Proxy Statement.

The eligible participants of the 2004 Bonus Plan are the Named Executive Officers and any other executive officer selected by the Executive Compensation Subcommittee to participate in the Plan. There are currently 5 eligible participants. The 2004 Bonus Plan provides for the payment of annual incentive bonus awards to participants if, and only to the extent that, performance goals established by the Executive Compensation Subcommittee are met. Although the 2004 Bonus Plan is designed to mitigate the negative impact of Section 162(m) on Stockholders, the Company may pay discretionary bonuses to the Named Executive Officers based on non-quantifiable performance goals which are also in the best interest of Stockholders. Such bonuses will not be made pursuant to this 2004 Bonus Plan and accordingly will not be eligible for the performance based exception to the $1 million limitation of Section 162(m).

The goals established by the Executive Compensation Subcommittee can be expressed in terms of one or more pre-set financial or other objective goals as they relate to an individual, the Company as a whole, or to the business unit for which a particular executive officer is responsible. Financial goals may be expressed, for example, in terms of stock price, revenues, net earnings, earnings per share, or return on equity. The goals can include standards for minimum attainment, target attainment, and maximum attainment. The goals established by the Executive Compensation Subcommittee can be (but need not be) different each year and different goals may be applicable to different participants. The goals with respect to a particular plan year will be established not later than the latest date permissible under Section 162(m) of the Code. Any such goals shall (a) be determined in accordance with the Company’s audited financial statements and generally accepted accounting principles and reported upon by the Company’s independent public accountants, and (b) be based upon a standard under which a third party with knowledge of the relevant facts could determine whether the goal is met.

Subject to the approval of the 2004 Bonus Plan by the Stockholders, for the 2004 plan year, the Executive Compensation Subcommittee has established performance goals measured in terms of net earnings, as reported in the Company’s audited financial statements. The performance goals provide that the maximum bonus that could be paid for 2004 to any participant is 2.5% of the Company’s net earnings, which is also the maximum bonus that could be paid to any participant during any plan year under the 2004 Bonus Plan. The Executive Compensation Subcommittee may, in its discretion, reduce or eliminate the amount payable to any participant in each case based upon such factors as the Executive Compensation Subcommittee may deem relevant, but shall not increase the amount payable to any participant. Before any awards are paid to a Named Executive Officer, the Executive Compensation Subcommittee must certify that the performance goals and other material terms have been satisfied.

If approved by Stockholders, the 2004 Bonus Plan shall first be effective with respect to the 2004 plan year. The 2004 Bonus Plan has a five year term, ending with fiscal year 2008.

The Board can from time to time amend, suspend, or discontinue the 2004 Bonus Plan (including amendments which could increase the Company’s cost); provided, however, that no amendment which requires Stockholder approval in order for the 2004 Bonus Plan to continue to comply with Section 162(m) of the Code will be effective unless it receives the requisite Stockholder approval. In addition, the Executive Compensation Subcommittee can make such amendments as it deems necessary to comply with other applicable laws, rules, and regulations.

Because performance goal criteria may vary from year to year and from participant to participant, benefits under the 2004 Bonus Plan are not presently determinable. Therefore, the Company has omitted the tabular disclosure of the amount of benefits payable under the 2004 Bonus Plan.

Approval of the Bonus Plan Proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote thereon.

The Board unanimously recommends a vote FOR the Bonus Plan Proposal.

CERTIFICATE AMENDMENT

The Board has approved, and recommends that the Stockholders approve, the Certificate Amendment to become effective promptly following its approval at the Annual Meeting. The text of the Certificate Amendment is set forth as Appendix III hereto.

Reasons For and Effects of the Certificate Amendment

Changes in Accounting Terminology. The use of some of the accounting terminology and accounting captions  included in the Certificate have changed in recent years. The Certificate Amendment amends the Certificate to reflect the current exact title of the Company’s Consolidated Financial Statements. The Certificate Amendment also amends the Certificate to recognize that the term “stockholders’ equity”, which is now reflected in the Company’s Consolidated Financial Statements under the caption “redeemable common stock”, may from time to time change. Finally, the Certificate Amendment amends the Certificate to reflect the current accounting convention to refer to accounting principles specific to the country of reference which, in the Company’s case, is the United States.

New Accounting Pronouncement. In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities.” FIN 46 was subsequently revised by the FASB in December 2003. FIN 46 may, in some circumstances, require the Company to consolidate and disclose unconsolidated entities, including construction joint ventures, which were formerly reflected as equity investments in the Company’s Consolidated Financial Statements. The effect of such consolidation would require each specific asset and liability of such formerly unconsolidated entity to be included in the Company’s Consolidated Financial Statements, including, equipment utilized in such entity’s construction activities (defined in the Certificate as “Property Plant and Equipment”). Any increase in “Property Plant and Equipment” would have the effect of reducing the Company’s “Formula Value” and the resulting “Common Share Price” per share of Common Stock. The Certificate Amendment amends the Certificate to eliminate this impact of FIN 46 on “Formula Value” and “Common Share Price”.

Potential Accounting Pronouncement. The FASB and the International Accounting Standards Board (“IASB”) are currently working together on a business combination project (the “Project”) to address significant and commonly encountered issues with respect to the application of purchase method accounting to a business combination. As part of the Project, the FASB and IASB are discussing the presentation of noncontrolling interests (equity interests in consolidated subsidiaries that are controlled by a non-consolidated entity such as a joint venture partner or third party owner – commonly known as minority interests) on an entity’s consolidated balance sheet. Currently, minority interests are presented outside of stockholders’ equity. As currently being discussed, however, the FASB and the IASB would require that minority interests be presented as a separate component of stockholders’ equity in an entity’s consolidated balance sheet. Such inclusion within the Company’s Consolidated Financial Statements would  increase the Company’s “Formula Value” and “Common Share Price” by the interests owned by the third parties. The Certificate Amendment amends the Certificate to eliminate this potential impact on “Formula Value” and “Common Share Price”.

Financial Statement Restatement. The Certificate provides that the Company shall purchase or sell shares of Common Stock at a price equal to the Common Share Price as in effect from time to time as specified in the Certificate. The Certificate Amendment amends the Certificate to clarify and confirm the intent of the provision that once determined as specifically provided in the Certificate, the Common Share Price would not otherwise change or be effected by a subsequent restatement of the Company’s Consolidated Financial Statements. As a result of the Certificate Amendment, the Common Share Price paid by or to a Stockholder would not subsequently be increased or decreased in the event of a subsequent restatement of the Company’s Consolidated Financial Statements.

Qualified Financial Institutions. The Certificate permits “Qualified Financial Institutions” (banks, banking associations, trust companies, savings banks, credit unions, savings and loan associations or other financial institutions which are engaged in the business of banking or making commercial or consumer loans, or any subsidiary or affiliate of any such entity) to which Common Stock has been pledged to own such Common Stock upon foreclosure of such Common Stock. Qualified Financial Institutions are required to sell and deliver any such shares of Common Stock to the Company within five (5) days of written notice from the Company. The Certificate Amendment amends the Certificate to provide that Qualified Financial Institutions are required to sell and deliver shares of Common Stock within ten (10) days of written notice from the Company. As a result of the Certificate Amendment, Qualified Financial Institutions would be treated similarly to other holders of Common Stock, who generally must sell and deliver shares of Common Stock within ten (10) days of written notice from the Company after the occurrence of certain specified events.

Vote Required For Approval of the Certificate Amendment

Approval of the Certificate Amendment requires the affirmative vote of the holders of at least 80% of the issued and outstanding shares of Common Stock.

The Board unanimously recommends a vote FOR the Certificate Amendment.

OTHER INFORMATION
Other Matters

It is not anticipated that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in the proxy.

Stockholder Proposals

Any proposal which a Stockholder intends to present at the 2005 Annual Meeting must be received by the Company on or before March 29, 2005 and in order for such proposal to be included in the proxy material of the Company relating to such meeting, such proposal must be received by the Company on or before January 14, 2005.

Stockholders wishing to communicate generally with the Board may direct any communications to the attention of the Chairman of the Board, at the Company’s corporate offices, Kiewit Plaza, Omaha, Nebraska 68131. The mailing envelope must contain a clear notation indicating that the enclosed materials are a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a Stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such correspondence and circulate them to the appropriate director or directors.

Stockholders wishing to nominate one or more persons for election as a director must comply with additional provisions as set forth in the Company’s Amended and Restated By-Laws. Generally, a Stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than sixty days prior to the meeting. The Amended and Restated By-Laws specify the information which must accompany such Stockholder notice, including the provision of certain information with respect to the persons nominated for election as directors and any information relating to the Stockholder that would be required to be disclosed in a proxy filing. Details of the provision of the Amended and Restated By-Laws may be obtained by any Stockholder from the Secretary of the Company. Any such proposals should be directed to the Secretary, Peter Kiewit Sons’, Inc., Kiewit Plaza, Omaha, Nebraska 68131.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. SEC Regulations require the Company to identify anyone who filed a required report late during the most recent fiscal year. The Company undertakes to make such filings for its directors and executive officers, and in 2003 all Section 16(a) filing requirements were met.

Annual Report

The Company is mailing to each Stockholder, along with this Proxy Statement, a copy of its annual report. The Company’s annual report is its Form 10-K (as amended by Form 10-K/A) for the fiscal year ending December 27, 2003, as filed with the SEC, which report is incorporated herein by this reference.

THE COMPANY WILL FURNISH WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF A STOCKHOLDER, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (AS AMENDED BY FORM 10-K/A), INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND EXHIBITS, FILED WITH THE SEC. WRITTEN REQUESTS SHOULD BE ADDRESSED TO THE STOCK REGISTRAR AT KIEWIT PLAZA, OMAHA, NEBRASKA 68131.

PETER KIEWIT SONS’, INC.
May 13, 2004

Appendix I

Peter Kiewit Sons’, Inc.

Amended and Restated Audit Committee Charter

October 31, 2003

I. General

The purpose of the Audit Committee  (“Committee”) is to assist the Board of Directors (“Board”) in fulfilling the Board’s oversight responsibilities for the Company’s financial reporting process, the audit process, the independent auditor’s qualifications and independence, and the process for monitoring compliance by the Company with applicable laws and regulations.

The Committee shall consist of two or more members of the Board. The Board shall appoint the Committee members and chair.  Each Committee member shall meet the independence, financial literacy, and experience requirements, and at least one member shall be designated as the “financial expert,” all as defined by applicable laws and regulations.

The Committee shall have the responsibilities described in this Charter.  The Committee shall meet at least four times a year, or more frequently as the Committee deems necessary.  The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibility.

II. Responsibilities

A. Independent Auditor Selection

1)

The Committee shall appoint, compensate, retain and oversee the work of the independent auditor engaged to issue an audit report or perform other audit, review or attest services.  The independent auditor shall report directly to the Committee.

2) The Committee shall resolve any disagreements between management and the independent auditor regarding financial reporting.

3) The Committee may retain independent counsel, accountants or others, as it deems necessary, to advise the Committee from time to time.

4) The Committee shall pre-approve any non-audit services performed by the independent auditor.

B. Financial Statements

1)

The Committee shall review significant accounting and reporting issues and recent professional and regulatory pronouncements with management and the independent auditors, and shall review the impact of those matters on the Company’s financial statements.

2) The Committee shall review the results of the audit, including any difficulties encountered, with management and the independent auditors.

3) The Committee shall review the annual and quarterly financial statements of the Company.

4)

The Committee shall review the disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

5)

The Committee shall review the scope of internal and independent auditors' review of internal control over financial reporting and obtain reports on significant findings and recommendations, together with management's responses.

C. Internal and External Audit

1) The Committee shall review the annual plan, activities, staffing and organizational structure of internal audit at least annually with management and the Company’s audit director.

2)

The Committee shall review and confirm the independence of the independent auditors by obtaining statements from the independent auditors on relationships between the independent auditors and the Company, including non-audit services, and discussing these relationships with the independent auditors.

3)

The Committee shall provide an open avenue of communication between internal audit, the independent auditors and the Board, including meeting separately and periodically with management, the internal auditors and the independent auditors.

D. Compliance

1) The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company related to accounting, internal control and auditing.

2) The Committee shall establish procedures for confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters.

E. Reporting

1) The Committee shall regularly report to the Board about Committee activities, issues and related recommendations, including relevant SEC filings.

2)

The Committee shall report annually to the shareholders of the Company describing the Committee’s composition, responsibilities (including how they were discharged) and any other information required by applicable rule.

Appendix II

PETER KIEWIT SONS’, INC.
2004 BONUS PLAN

1.

Purposes.  The purposes of the Peter Kiewit Sons', Inc. 2004 Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to serve as a qualified performance-based compensation program under Section 162(m) of the Code, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2. Definitions. The following terms, as used herein, shall have the following meanings:

(a) "Board" shall mean the Board of Directors of the Company.

(b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

(c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d)

"Committee" shall mean the Compensation Committee of the Board, any subcommittee thereof or any successor thereto designated by the Board to administer the Plan, the members of which satisfy the requirements specified in Section 5 hereof.

(e) "Company" shall mean Peter Kiewit Sons', Inc., a Delaware corporation, or any successor corporation.

(f) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

(g)

"Executive Officers" shall mean an officer of the Company who, as of the beginning of a Plan Year, is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

(h) "Participant" shall mean the Covered Employees and any other Executive Officer selected by the Committee to participate in the Plan.

(i) “Performance Criteria” shall mean the performance criteria listed in Section 3 from among which the Committee may set Performance Goals for each Plan Year.

(j)

"Performance Goals" shall mean the performance goals established by the Committee from among the Performance Criteria listed in Section 3 which must be met during the Plan Year as a condition of the Participant's receipt of payment of a Bonus.

(k) "Plan" shall mean the Peter Kiewit Sons', Inc. 2004 Bonus Plan, as set forth herein and as amended from time to time.

(l) "Plan Year" shall mean the Company's fiscal year.

3.

Performance Goals.  (a) Not later than ninety (90) days after the commencement of any Plan Year (or such other date as may be necessary to secure the performance-based compensation exemption from the deduction limits of Section 162(m) of the Code), Performance Goals for the Plan Year shall be established by the Committee in writing based on one or more or any combination of the following Performance Criteria: stock price, revenues, net earnings, earnings per share, or return on equity.  Performance Goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a business unit, department or function within the Company or a subsidiary.  In setting the Performance Goals for a Plan Year, the Committee may specify in advance that the effects of anticipated unusual charges or income items which may be distortive of financial results for the Plan Year will be excluded.

(b)  The determination of whether Performance Goals have been met shall (i) to the extent applicable, be based on financial results reflected in the Company’s audited financial statements prepared in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants and (ii) be objective, so that a third party having knowledge of the relevant facts could determine whether such Performance Goals are met.  Notwithstanding the foregoing, the Committee may adjust any Performance Goals during or after the performance period to mitigate the unbudgeted impact of unusual or non-recurring gains and losses, accounting changes, acquisitions, divestitures or “extraordinary items” within the meaning of generally accepted accounting principles and that were not foreseen at the time such Performance Goals were established.

(c) The Performance Goals established by the Committee may be (but need not be) different for each Plan Year and different Performance Goals may be applicable to different Participants.

4. Bonuses.

(a)

In General.  For each Plan Year commencing with the Plan Year ending December 2004, the Committee shall, no later than the time specified in Section 3 hereof, specify the Participants for such Plan Year, the Performance Goals applicable to such Plan Year and the Bonus payable to Participants upon the attainment of the applicable Performance Goals.  The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.  Unless otherwise provided by the Committee in its discretion in connection with the termination of employment of any Participant, payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the last day of such Plan Year.

(b)

Time of Payment.  Unless otherwise determined by the Committee, all payments in respect of Bonuses granted under this Section 4 shall be made no later than a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with the termination of employment of any Participant, such payments shall be made only after achievement of the Performance Goals has been certified in writing by the Committee.

(c) Form of Payment. Payment of such Participant's Bonus for any Plan Year shall be made in cash.

(d)

Deferral Elections.  The Committee may establish additional terms, conditions, and administrative provisions that would allow the Company to offer a Participant the opportunity to make a timely election to defer the receipt of any or all of such Participant's Bonus under the Plan in respect of any Plan Year.

(e)

Maximum Bonus.  The maximum Bonus payable to any Participant during any Plan Year pursuant to the Plan is 2.5% of the positive net earnings of Company and its Consolidated Subsidiaries, as shown in its Form 10-K (Consolidated Statement of Earnings) for the relevant year.

5.

Administration.  The Plan shall be administered by the Committee.  The Committee shall consist of two or more persons of which at least two of whom is an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary, however only the “outside director” members are eligible to vote on issues related to the Plan, and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.  All determinations of the Committee with respect to the Plan shall be made by a majority of its “outside director” members.   The Committee may conduct its business with members either present in person or participating via video or telephone conference at a meeting or by resolution(s) adopted pursuant to a unanimous written consent in lieu of a meeting.  The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the power to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus; to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent not inconsistent with Section 162(m) of the Code and the regulations thereunder; except as otherwise provided in Section 4(a) hereof, to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan, including but not limited to rules and regulations referred to in Sections 4(c) and 4(d) hereof; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee, or such person may have under the Plan.  All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

6. General Provisions.

(a)

Compliance With Legal Requirements.  The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b)

No Right To Continued Employment.  Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

(c)

Withholding Taxes.  The Company or any subsidiary employing any Participant shall have the authority and the right to deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments (including the participant’s FICA obligation).

(d)

Amendment and Termination of the Plan.  The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however that no amendment which requires shareholder approval in order for the Plan to continue to comply with the performance-based compensation exemption from Section 162(m) of the Code shall be effective unless the same shall be approved by the Committee and the requisite vote of the shareholders of the Company.  Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations.  Termination or amendment of the Plan during a Plan Year may be retroactive to the beginning of the Plan Year, at the discretion of the Committee.  If an amendment or termination of the Plan occurs during a Plan Year, the Committee shall determine when and to what extent, if any, Bonuses shall be paid for the portion of the Plan Year preceding the amendment or termination of the Plan.  Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus previously granted under the Plan.

(e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment among Participants.

(f)

Unfunded Status of Bonuses.  The Plan is intended to constitute an "unfunded" plan for incentive compensation.  With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(g)

Governing Law.  The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

(h)

Effective Date.  The Plan shall first be effective with respect to the 2004 Plan Year, but only if the Plan shall have been approved at the 2004 annual meeting of shareholders by the requisite vote approval of the shareholders of the Company.

(i)

Interpretation.  The Plan is designed and intended to comply with the performance-based compensation exemption from Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

(j)

Term.  No Bonus may be granted under the Plan with respect to any Plan Year after Plan Year 2008.  Bonuses made with respect to Plan Year 2008 or prior years, however, may extend beyond Plan Year 2008 and the provisions of the Plan shall continue to apply thereto.

Appendix III

CERTIFICATE AMENDMENT

“ARTICLE SIXTH

POWERS OF THE CORPORATION AND OF THE
DIRECTORS AND STOCKHOLDERS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation, its directors and stockholders:

* * * * *

(D) Stock Ownership and Transfer Restrictions. The following restrictions on the ownership and transfer of the Common Stock of the Corporation are hereby imposed:

(3) Transfer Restrictions On Common Stock.

(e)

Pledges. Notwithstanding anything contained in subparagraphs (D)(1) and (D)(3) to the contrary, an Employee may pledge Common Stock for loans in connection with the ownership of the Corporation’s stock. In addition, notwithstanding anything contained in subparagraphs (D)(1) and (D)(3) to the contrary, Qualified Financial Institutions to which such Common Stock has been pledged shall be permitted to own such Common Stock upon foreclosure of such Common Stock in accordance with the terms of any agreement evidencing such pledge; provided that said Qualified Financial Institution shall not be permitted to transfer, assign, pledge, hypothecate, or otherwise dispose of such Common Stock except in a sale to the Corporation in accordance with the provisions of subparagraph (D)(3)(a) above; and provided further that said Qualified Financial Institution shall sell and deliver such Common Stock to the Corporation no later than the date which is ~~five (5)~~ [ten (10)] days after the date a written notice from the Corporation to sell and deliver such Common Stock is delivered to such Qualified Financial Institution. The purchase price for the Common Stock payable to a Qualified Financial Institution shall not be reduced by any amount owed to the Corporation or any Subsidiary by the Employee who pledged the Common Stock to the Qualified Financial Institution. Subject to the provisions of subparagraph (D)(8), payment of the purchase price shall be made by the Corporation within sixty (60) days of the date of receipt of certificates evidencing such Common Stock, without interest. In the event a Qualified Financial Institution fails to deliver stock certificates within the specified time period, the Corporation’s Secretary shall cancel each certificate on the books of the Corporation and such shares of Common Stock shall be deemed no longer outstanding. The Qualified Financial Institution shall thereafter have no further interest as a stockholder of the Corporation with respect to such shares of Common Stock except the right to receive the purchase price therefor. Notwithstanding anything contained in Certificate to the contrary, except as may otherwise be provided by statute, no shares of Common Stock owned by a Qualified Financial Institution shall have any voting rights of any kind. For purposes of this subparagraph (D)(3)(e), "Qualified Financial Institution" shall mean any bank, banking association, trust company, savings bank, credit union, savings and loan association or other financial institution which is engaged in the business of banking or making commercial or consumer loans, or any subsidiary or affiliate of any such entity.

* * * * *

(E)

Payments Where Stock Price Not Yet Computed. If the price at which the Corporation is to purchase stock pursuant to any provision in this Certificate of Incorporation has not been computed within the time period prescribed for payment for such stock because the preparation of the audited Consolidated Financial Statements of the Corporation and ~~Consolidated~~ Subsidiaries has not yet been completed, the Corporation shall, within the time period prescribed for payment for such stock, make an initial payment in an amount equal to the price that would have been paid for such stock if it had been purchased by the Corporation during the next preceding fiscal year. The balance shall be paid within ten (10) days after the date on which the price at which the Corporation is to purchase such stock has been computed. In the event that the price at which the Corporation is to purchase such stock is less than the amount paid by the Corporation, in the "initial payment" provided for in this paragraph (E), the Corporation shall be entitled to recover the difference between the two amounts. Such difference shall be paid by the person or entity to whom the Corporation made the "initial payment" within ten (10) days of the date of a written notice from the Corporation to pay such amount, without interest.

* * * * *

ARTICLE EIGHTH

DEFINITIONS

As used in this Certificate of Incorporation, the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

"Formula Value" means the sum of:

(a)

the total stockholders' equity [(or similar or equivalent caption)] as shown on the consolidated balance sheet contained in the Consolidated Financial Statements of the Corporation and ~~Consolidated~~  Subsidiaries, prepared in conformity with [accounting principles] generally accepted [in the United States ]~~accounting principles~~ applied on a consistent basis for the Corporation and its consolidated Subsidiaries as of the fiscal year end immediately preceding the date of determination (the "prior year end") and audited and certified by an independent firm of certified public accountants selected and engaged by the Board of Directors; minus

(b)

the sum of: (i) the book value of Property, Plant and Equipment as of the prior year end; plus (ii) the total stockholders' equity attributable to any issued and outstanding Preferred Stock, as reflected on the consolidated balance sheet, plus the amount of any accrued, accumulated and undeclared dividends thereon, all as of the date of determination[; plus (iii) total minority interest (or similar or equivalent caption) included in total stockholders’ equity (or similar or equivalent caption) as of the prior year end].

"Common Share Price" with respect to any share of Common Stock, means the amount determined by dividing:

(a)

the sum of (i) the Formula Value [(as of the date of determination without giving effect to any subsequent adjustment or restatement)] plus (ii) the face amount of any outstanding Convertible Debentures convertible into Common Stock, determined as of the fiscal year end immediately preceding the date of determination (the "prior year end"); by

(b)

the sum of (i) the total number of issued and outstanding shares of Common Stock, plus (ii) the total number of shares of Common Stock reserved for the conversion of outstanding Convertible Debentures convertible into Common Stock, in each case determined as of the prior year end;

and deducting from the quotient (rounded to the nearest $0.05) the amount of any dividends per share declared on Common Stock subsequent to the prior year end.

* * * * *

"Property, Plant and Equipment" means those assets included within such classification as reflected on the consolidated balance sheets contained as a part of the Consolidated Financial Statements of the Corporation and ~~Consolidated~~ Subsidiaries, that are utilized in or associated with the Corporation's ordinary and regular course of construction activities[, excluding any of such assets that are owned by joint ventures, partnerships, limited liability companies or other similar entities in which an entity unaffiliated with the Corporation is also a joint venture party, partner, member or owner].

* * * * *”

PETER KIEWIT SONS’, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 14, 2004
PROXY

The undersigned hereby appoints Douglas A. Obermier and Gregory M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons’, Inc. held of record by the undersigned at the close of business on April 30, 2004, at the Annual Meeting of Stockholders to be held June 14, 2004, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made, this Proxy will be voted FOR proposals 1, 2 and 3.  TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Proposal 1: Bonus Plan Proposal
To Approve the Bonus Plan Proposal	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2: Approval of the Certificate Amendment
To Approve the Certificate Amendment	☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3: Election of Directors

To elect the fourteen (14) nominees specified as follows as Directors:

Mogens C. Bay           William L. Grewcock      R. Michael Phelps

Scott L. Cassels         Steven Hansen             Walter Scott, Jr.

Richard W. Colf           Allan K. Kirkwood         Kenneth E. Stinson

Richard Geary             Michael R. McCarthy    George B. Toll, Jr.

Bruce E. Grewcock     Douglas E. Patterson

Instruction:  To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the lines below.

 ______________________________________________________

 ______________________________________________________

		☐ FOR all nominees listed (except as otherwise specified below)	☐ WITHHOLD authority to vote for all nominees

Please sign exactly as name appears below.
[Name of Shareholder]

Date	Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.